                             EXECUTIVE INCOME PLAN
                             ---------------------


                            Description of Benefits

                                      For:


                                JOHN W. BULLARD



                                 DEATH BENEFIT
                                 -------------

$100,000 to the family if death occurs before retirement. Death Benefit is income tax-free and may be estate tax-free.



                               DISABILITY BENEFIT
                               ------------------

$10,000 per year of disability income payable upon permanent disability until retirement age 65 is reached.



                               RETIREMENT BENEFIT
                               ------------------

$10,000 per year of retirement income payable at age 65 for 10 years to the executive and/or the family. Continues to beneficiary if death occurs.

                                EXECUTIVE INCOME

                             DEFERRED COMPENSATION

                                   INCLUDING

                  PAYMENT OF DISABILITY INCOME POLICY PREMIUMS



     AGREEMENT, made and entered into this 1st day of January, 1992 by and between Richmond Federal Savings Bank, an association duly organized and existing under the laws of the State of North Carolina, and having its usual place of business at 115 South Lawrence Street, Rockingham, North Carolina, (hereinafter sometimes called the "Association"), and John W. Bullard currently residing at Laurinburg, North Carolina, (hereinafter called "Executive").


     WITNESSED THAT:


     WHEREAS, the Executive is presently employed by the Association in the position of Vice-President; Mortgage Lending, in which capacity his services have contributed to the successful operation of the Association and the Association and its Directors believe it is in the best interest of the Association to retain the services of the Executive; and

     WHEREAS, the Executive desires to enter into this agreement with the Association under which, in consideration of services rendered and to be rendered by him to the Association, it will agree to make certain payments to him in the event of his retirement while in the employment of the Association and will pay premiums on a disability income policy to be owned by the Executive which will provide him with a monthly benefit in the event of his disability as defined in the disability policy, all subject to the terms and conditions hereof; and

     WHEREAS, the Directors of the Association have concluded and agreed that it is in the best interest of the Association to enter into this agreement with the Executive;

     NOW, THEREFORE, in the consideration of the premises, and the services rendered and to be rendered to the Association by the Executive, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Association and the Executive hereby mutually covenant and agree as follows:

                                   ARTICLE I
                    Retirement of Executive Following Age 65
                    ----------------------------------------

     1.01 The Association agrees that the Executive may retire from the active and daily services of the Association on the day which is one day prior to the first day of the month in which the Executive has his sixty-fifth (65th) birthday. It is understood and agreed that with the consent of the directors of the Association, the Executive may remain in the active and full-time employment of the Association after his sixty-fifth (65th) birthday, and that the word "retirement" as used in this agreement shall refer to the actual retirement of the Executive, and that no benefit shall be paid the Executive under this agreement until his actual retirement from regular full-time employment in this Association, unless the Executive and the Association shall otherwise, mutually agree in writing.

     1.02 The Association agrees that commencing on the first payment date (as defined in Section 5.02) after the date of the Executive's retirement, and on each payment date thereafter for the term of this agreement, it will make monthly retirement payments in the amount provided in Article V hereof. The Association agrees to continue to make such monthly payments to the Executive during his life for ten (10) years and until the Executive shall have received one hundred, twenty, (120) monthly payments; subject, however, to the conditions and limitations provided for and set forth hereinbelow.


                                   ARTICLE II
                            Death During Retirement
                            -----------------------

     2.01 The Association agrees that if the Executive shall retire but shall die before receiving any or all of the said monthly payments, as provided in
Section 1.02, it will continue to make such monthly retirement payments to the designated beneficiary of the Executive who shall be living and entitled to receive such payments on the then current monthly payment date. If the Executive retires, and dies after the expiration of said 120 month period, no further payments shall be due or payable by the Association under this agreement.

     2.02 As long as this Agreement is in force, the Executive shall be entitled to specify, in accordance with the procedures set forth in Section 12.01, the beneficiary or beneficiaries of any payments remaining to be paid under this agreement at the time of his death.


                                  ARTICLE III
                  Payment of Disability Income Policy Premiums
                  --------------------------------------------

     3.01(a) The Association has caused SMA Life Assurance Company's ("Insurer") Sickness and Accident Disability Income Policy #S633,855 ("Policy") insuring the Executive to be in effect, the Association will pay the premiums that may be required to keep the Policy in force.

     3.01(b) A claim for benefits under the Policy shall be made directly with the Insurer as provided in the Claims Procedure in Article VII of this agreement. It shall be the Executive's responsibility to submit doctor's statements or any other supporting documentation or information requested by the Insurer at any time as to such Executive's disability. Proof of continued disability must be furnished by the Executive upon request by the Insurer.

     3.01(c) The Executive agrees that he shall rely solely and exclusively on said policy to provide the disability benefit provided under this Article III without recourse against the Association. The parties agree that the Insurer's decision regarding the Executive's entitlement or continued entitlement to disability benefits under said policy shall be binding and conclusive as between the parties to the Agreement.

     3.01(d)  It is the intention of the parties to this Agreement:

          (1) That the benefits payable to the Executive under the provisions of this Article III shall qualify as amounts received under an accident and health plan meeting the requirements of Section 105 of the Internal Revenue Code of 1954, as amended; and

          (2) That the Payment of premiums for the disability policy by the Association shall qualify as contribution by an employer to an accident and health plan under Section 106 of the said Internal Revenue Code.

     3.01(e) For purposes of determining the Executive's eligibility for retirement benefits under Article I of the Agreement, the Executive shall be deemed to be in the "active and daily service" of the Association for the entire period that he is disabled within the meaning of the disability income policy including any elimination period contained therein.


                                   ARTICLE IV
                           Termination of Employment
                           -------------------------


     4.01 If the Executive voluntarily terminates service with the Association, or if he is discharged from employment with the Association prior to normal retirement age and such discharge is not for cause, he shall have a vested interest in the accrued retirement benefit as set forth in Sections 4.02 and 4.03.

     4.02 If the Executive is discharged for dishonesty, fraud, gross neglect of duties, intentional damage to the property of the Association or the intentional performance of any act that is materially adverse to the interest of the Association or for other due cause as determined by the Directors of the Association prior to his attaining age 65, he shall have no vested interest in the retirement benefit set forth in Section 4.03 and 5.02(a).

     4.03 Vesting shall be based on a full year of service with the Association from the date of participation. There shall be no vesting until completion of three (3) full years of service at which time the vesting percentage shall be
20. Thereafter, and for each additional one full year of service, the vesting percentage shall increase by 20 except that at age 65 the vesting percentage will be 100. The vesting percentage shall not be greater than 100. There shall be no vesting for a partial year of service. All vested percentage shall be a percentage of the accrued retirement benefit and will be paid starting at the executive's normal retirement date in 120 monthly installments.

     4.04 Monthly payments shall be made on the first business day of each calendar month until the employee or his beneficiary has received one hundred, twenty (120) monthly payments. However, at the discretion of the Board of Directors, the Association may elect to pay the present value of any monthly payments due under this agreement in a lump sum to the employee or to his beneficiary. The prime rate in effect at that time shall be used in determining the present value of the payments.

     If monthly payments are elected by the Association under this section, the Board of Directors in its discretion, may elect to commence the payments either on the first day of the thirteenth month after termination, or at age 65 of the employee.

     If the employer decides to defer payments to age 65 and the participant should become deceased, the employer shall pay the beneficiary or estate the present value.

     Any benefits the employee would have been entitled to receive had he lived shall be payable to the employee's beneficiary.


                                   ARTICLE V
                           Amount of Monthly Payments
                           --------------------------

     5.01(a) The amount of each monthly retirement payment to be made by the Association from its own funds and by its own check to the Executive or Executive's beneficiary, as provided for in Section 1.02 shall be eight hundred, thirty-three and thirty-three cents ($833.33).

     5.01(b) If the monthly payments are payable by the company under Section 1.02, (concerning retirement), or Article II, (concerning death during retirement), the amount of each monthly payment shall be determined as of the employees actual retirement date in the following manner:

           1. If monthly payments are payable under Section 1.02, the amount of each monthly payment shall be eight hundred, thirty-three and thirty-three cents ($833.33).

           2. If monthly payments are payable to the employee's beneficiary under Section 2.01, the amount of each monthly payment shall be the same as that which would have been paid to the employee had he lived.

           3.   If monthly payments are payable by the Company under Section
                4.02 (concerning termination of employment without cause) the amount of each monthly payment shall be based on a percentage of the Employee's accrued benefit determined as of the date of termination.

     5.02 Monthly retirement benefits shall commence on the first business day following the date of the Executive's retirement, and thereafter shall be made on the first business day of each succeeding calendar month.

     5.02(a) For purposes of Article IV, the accrued benefit shall be the result obtained under the following formula. The annual benefit of $10,000 shall be multiplied by a fraction, the denominator of which shall be 65 minus the Employee's age when he first became a participant in the plan and the numerator of which shall be the number of full years of service with the Association. The resulting figure shall then be multiplied by the vesting percentage to arrive at the annual retirement benefit. The employee's age shall be his age at his last birthday immediately prior to his becoming a participant in the plan. There shall be no credit given for a partial year of service. Payments shall be made on a monthly basis; the annual benefit shall be divided by 12 for this purpose. However, the Board of Directors in its discretion may elect to pay the present value of these payments in a lump sum as provided in
Section 4.04.


                                   ARTICLE VI
            Employee Retirement Income Security Act of 1974 (ERISA)
            ------------------------------------------------------

     6.01 For the purpose of ERISA, the Association will be the "Named Fiduciary" and "Plan Administrator" of the plan for which this agreement is hereby designated the written plan instrument.

     6.02 The Association's Board of Directors may authorize a person or group of persons to fulfill the responsibilities of the Association as Plan Administrator. The Named Fiduciary or the Plan Administrator may employ others to render advice with regard to its responsibility under the Plan. The Named Fiduciary may also allocate fiduciary responsibilities to others and may exercise any other powers necessary for the discharge of its duties to the extent not in conflict with ERISA.


                                  ARTICLE VII
                                Claims Procedure
                                ----------------

     7.01 The following Claims Procedure shall control the determination of benefit payments under this plan:

           (a)  Filing of a Claim for Benefits

                Any insured, beneficiary or other individual ("Claimant") entitled to benefits under the Plan or under a policy will file a claim request with the Plan Administrator with respect to retirement benefits under the plan and with the Insurer with respect to disability income policy. The Plan Administrator will, upon written request of a claimant, make available copies of any claim forms or instructions provided by the Insurer or advise the Claimant where copies of such forms or instructions may be obtained.

           (b)  Denial of Claim

                A Claim for Benefits under the Plan will be denied if the Association determines that the claimant is not entitled to receive benefits under the Plan. Notice of a denial shall be furnished to the Claimant within a reasonable period of time after receipt of the Claim for Benefits by the Plan Administrator.

           (c)  Content of Notice

                The Plan Administrator shall provide within ninety (90) days to every Claimant who is denied a Claim for Benefits written notice setting forth, in a manner calculated to be understood by the Claimant, the following:

                (1)   The specific reason or reasons for the denial;

                (2) Specific reference to pertinent Plan provisions on which the denial is based;

                (3) A description of any additional material or information necessary for the Claimant to perfect the claim, and any explanation of why such material or information is necessary; and

                (4) An explanation of the Plan's Claim Review Procedure as set forth below.

                (d)   Review Procedure

                      The purpose of the Review Procedure is to provide a method by which a Claimant may have a reasonable opportunity to appeal a denial of a Claim to the Named Fiduciary for a full and fair review. To accomplish that purpose, the Claimant or his duly authorized representative:

                      (1) May require a review upon written application to the Named Fiduciary;

                      (2)   May review pertinent Plan documents; and

                      (3)   May submit issues and comments in writing.

                      A claimant (or their duly authorized representative) shall request a review by filing a written application for review with the Named Fiduciary at any time within sixty (60) days after receipt by the Claimant of written notice of the denial of the claim.

                 (e)  Decision on Review

                      A decision on review of a denied claim shall be made in the following manner:

                      (1) The decision on review shall be made by the Named Fiduciary, who may in his discretion hold a hearing on the denied claim. Such decision shall be made promptly, and not later than sixty (60) days after receipt of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred and twenty
                            (120) days after receipt of the request for review.

                      (2) The decision on review shall be in writing and shall include specific reasons for the decisions, written in a manner calculated to be understood by the Claimant, and specific references to the pertinent Plan provisions upon which the decision is based.


                                  ARTICLE VIII
                             Financing of Benefits
                             ---------------------

     8.01 All retirement benefits and policy premiums under the plan shall be provided out of the general assets of the Association at the time such benefits are to be made. The parties agree that the Association is under no obligation to set aside funds in advance of the time for payment, or to otherwise provide security for its obligations under this Agreement.

     8.02 Retirement payments for the Plan shall be made out of the general assets of the Association upon submission and approval of a Claim for Benefits made pursuant to the Claims Procedure established as required by ERISA, and set forth above.


                                   ARTICLE IX
                                 Governing Laws
                                 --------------

     9.01 This Agreement shall be governed by and construed in accordance with the laws of North Carolina, where it is made and to be performed. It sets forth the entire agreement between the parties concerning the subject matter thereof, and any amendment or discharge shall be made only in writing. This Agreement shall bind and benefit the parties and their legal representatives and successors.

                                   ARTICLE X
                          Not a Contract of Employment
                          ----------------------------

     10.01 This Agreement shall not be deemed to constitute a contract of employment between the parties, nor shall any provision restrict the right of the Association to discharge the Executive.


                                   ARTICLE XI
                            Amendment or Termination
                            ------------------------

     11.01 No beneficiary under this Agreement shall obtain any vested right to have this agreement continued in force, and it may be amended or modified in whole or in part by the Executive and the Association in writing at any time without the consent of said beneficiary.


                                  ARTICLE XII
                               Further provisions
                               ------------------

     12.01 The term "beneficiary" as used herein shall mean any person or trust, or combination thereof, last designated by the Executive in writing and filed with the Association by the Executive during his lifetime upon a Nomination of Beneficiary form provided by the Association. Any such designation or designations of beneficiary shall be revocable at any time or times without the consent of any beneficiary, whether now living or born thereafter, by written designations of beneficiaries made by the Executive and similarly filed by him with the Association during his lifetime. In the absence of or failure of designated beneficiaries, the executor(s) or administrator(s) of the Executive shall be his beneficiary.

     12.02 It is agreed that neither the Executive nor any beneficiary hereunder shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be nonassignable and nontransferable, and in the event of any attempted assigned or transfer, this Agreement shall terminate and the Association shall have no further liability hereunder.

     12.03 The Association agrees that it will not merge or consolidate with another Association or organization, or permit its business activities to be taken over by any other organization unless and until the succeeding or continuing Association or other organization shall expressly assume the rights and obligations or the Association herein set forth.

     12.04 This agreement shall be executed in duplicate, each copy of which when so executed and delivered shall be an original, but both copies shall, together, constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals this 22nd day of January, 1992.



                                        /s/ John W. Bullard
                                       -------------------------------
                                       John W. Bullard, Executive


                                       RICHMOND FEDERAL SAVINGS BANK


                                       By : /s/ R. Larry Campbell
                                           -------------------------------
                                           President



ATTEST:


 /s/ J. Martin Page
-------------------------------
Secretary



WITNESS:

 /s/ Karen M. Rickett
-------------------------------

 /s/ Angela U. Ammons
-------------------------------

                                EXECUTIVE INCOME
                             SPLIT DOLLAR AGREEMENT


     AGREEMENT, made and entered into this 1st day of January, 1992 by and between Richmond Federal Savings Bank, an Association duly organized and existing under the laws of the State of North Carolina, and having its usual place of business at 115 South Lawrence Street, Rockingham, North Carolina, (hereinafter sometimes called "Association"). and John W. Bullard currently residing at Laurinburg, North Carolina (hereinafter called "Executive").

     WITNESSETH THAT:

     WHEREAS, the Executive is presently employed by the Association in the position of Vice-President; Mortgage Lending, in which capacity his services have contributed to the successful operation of the Association, and the Association and its Directors believe it is in the best interest of the Association to retain the services of the Executive; and

     WHEREAS, the Association is desirous of assisting the Executive in paying for a pre-retirement life insurance benefit; and

     WHEREAS, the Association has determined that this insurance can best be provided under a "split dollar" arrangement and the Association has applied for Insurance Policy No. L542,689 (the "policy") issued by SMA Life Assurance Company (the "Insurer") in the face amount of $125,000 on the Executive's life; and

     WHEREAS, the Association and the Executive agree to make said insurance policy subject to this split dollar agreement.

     NOW, THEREFORE, consideration of the premises, and the services to be rendered to the Association by the Executive, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Association and the Executive hereby mutually covenant and agree as follows:


                                   ARTICLE I
                   Policy Ownership and Dividend Application
                   -----------------------------------------

1.01 The Policy has been issued to the Association as the owner thereof. The Association will have and may exercise all ownership rights in the policy except as provided hereafter:


      (a) As long as this Agreement is in force, the Executive shall be entitled to specify in writing to the Association, the beneficiary or beneficiaries and the mode of payment thereto of an amount of death benefit proceeds payable under the policy equal to $100,000. The Association agrees that upon receipt of such written request, it will immediately take such action as is necessary to evidence any such change in the Executive's desired beneficiary designation which change shall become effective as provided in the policy;

      (b) The Association will not, without the written consent of the Executive, assign its rights in the policy other than for purposes of obtaining a loan against the policy provided in paragraph (c) below;

      (c) The Association will have the right (i) to borrow from the Insurer and to secure that loan by the policy for any purpose including, but not limited to, borrowing for the purpose of paying premiums without giving notice to the employee, and (ii) to make partial withdrawals of the policy surrender value; provided, however, that if the exercise of such rights would reduce the death benefit payable to the Executive's beneficiary pursuant to Section 3.01(a), then such rights shall be exercisable by the Association only with the written consent of the Executive.

1.02 Except as provided in paragraph 1.01 above, the Association agrees with the Executive that so long as this agreement is in force, it will not exercise any rights under the policy which will compromise or reduce the death benefit payable to the Executive's beneficiary.

1.03 Dividends payable under the policy, if any, will be applied as provided in the application of the policy.

1.04 As between the Executive and the Association, this agreement shall take precedence over any provisions of the policy (including any riders, amendments and attachments thereto) in case of a conflict between the terms of the policy and this agreement.


                                   ARTICLE II
                              Payment of Premiums
                              -------------------

2.01 As long as this agreement is in force, the Executive and the Association agree to share in the payment of the premiums on said policy of insurance in such amounts and in the manner set forth below:

      (a) Unless paragraph (b) applies, the Executive's share of the annual premium shall be that portion of the annual premium due on the policy that is equal to the amount of the economic benefit that would be taxable to the Executive but for the payment by the Executive of such amount based upon an amount of insurance protection equal to the Executive's death benefit specified in Article 1. The Association shall pay the balance of each such annual premium.

      (b) If the policy is a flexible premium contract such that premiums may be varied as to the amount and timing of premium payments, then the Executive shall be required to make an annual premium contribution in an amount determined in accordance with paragraph (a) above, beginning on the policy issue date and continuing thereafter on the anniversary of such date. The Association shall pay premiums at such times and in such amounts as it may determine in its sole discretion.

2.02 The amount of economic benefit that would be taxable to the Executive shall be computed in accordance with the Insurer's current published rate per $1000 of insurance protection for Individual 1-year term life insurance available to all standard risks as provided in Revenue Ruling 66-110, 1966-1 C.B.12.

2.03 In order to facilitate the payment of premiums on the policy, it is agreed that the Association in the first policy year, and in each year thereafter and as long as this agreement is in force, shall forward the total amount of premium then currently due and payable on the policy directly to the Insurer and, immediately thereafter, it shall indicate in the appropriate Association records that the annual sum payable by the Executive as provided for above in
Section 2.01, shall be added to his annual salary or compensation.


                                  ARTICLE III
                             Beneficiary Provisions
                             ----------------------

3.01 If the Executive dies while this agreement is in force, the policy death benefit shall be divided as follows:

      (a) An amount equal to $100,000 shall be paid to the beneficiary or beneficiaries then specified by the Executive as provided in Section 1.01 (a), above but subject to the provisions of Section 1.01 (c).

      (b) The balance of said policy death benefit, if any shall be paid to the Association.

3.02 It is agreed by the parties hereto that no beneficiary shall have any right to reimbursement or contribution from the estate of the Executive or from the Association with respect to the amount collected by this Association under said policy.

3.03 If the Executive shall die while this agreement is in force, the Association agrees to take such action as may be necessary to obtain payment from the insurer of the amounts payable under said policy to the beneficiaries designated therein.


                                   ARTICLE IV
                            Termination of Agreement
                            ------------------------

4.01 This agreement shall automatically terminate upon the happening of any of the following events:

      (a) The Executive's termination of employment voluntarily, or his discharge for any reason prior to death. The Executive's total disability shall not be considered a termination of employment. Total disability shall have the same meaning as under the waiver of premium rider acquired or available with the policy.

      (b) Express termination of this agreement by either the Association or the Executive at any time upon 30 days written notice to the other.

      (c) On the day prior to the date of the Executive's retirement, which retirement date shall be the day prior to the first day of the month in which the insured has his sixty-fifth (65th) birthday. It is understood and agreed that with the consent of the Directors of the Association, the Executive may remain in the active and full-time employment after the above stated retirement date, and the retirement date as used in this agreement shall refer to the actual retirement date of the Executive. The retirement date shall be specified on a Policy Contract Change Form provided by the Insurer.

      (d)   Death of the Executive, subject, however to the provisions of
Article III.

      (e)   Lapse or termination of the Policy.

4.02 Upon termination of this agreement under Section 4.01 (a), (b), or (c), the Association shall become sole owner of the policy unless otherwise agreed by the parties.


                                   ARTICLE V
                                 Reorganization
                                 --------------

5.01 The Association agrees that it will not merge or consolidate with another corporation or organization, or permit its business activities to be taken over by any other organization unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Association herein set forth.


                                   ARTICLE VI
                                 Governing Laws
                                 --------------

6.01 This agreement shall be governed by and construed in accordance with the laws of North Carolina, where it is made and to be performed. It sets forth the entire agreement between the parties concerning the subject matter thereof, and any amendment shall be made only in writing. This Agreement shall bind and benefit the parties and their legal representatives and successors.


                                  ARTICLE VII
                          Not a Contract of Employment
                          ----------------------------

7.01 This Agreement shall not be deemed to constitute a contract of employment between the parties, nor shall any provisions restrict the right of the Association to discharge the Executive.

                                 ARTICLE VIII
           Employment Retirement Income Security Act of 1984 (ERISA)
           --------------------------------------------------------

8.01 For the purposes of ERISA, the Association shall be the "Named Fiduciary" and "Plan Administrator" of the split dollar life insurance plan for which this agreement is hereby designated the written plan instrument.

8.02 The Association's Board of Directors may authorize a person or group of persons to fulfill the responsibilities of the Association as Plan Administrator. The named Fiduciary or the Plan Administrator may employ others to render advice with regard to its responsibility under the Plan. The Named Fiduciary may also allocate fiduciary responsibilities to others and may exercise any other powers necessary for the discharge of its duties to the extent not in conflict with ERISA.


                                   ARTICLE IX
                                Claims Procedure
                                ----------------

9.01 The following Claims Procedures shall control the determination of benefit payments under this Plan:

      (a) Any insured, beneficiary or other individual ("claimant") entitled to benefits under the plan or under the policy shall file a claim request with the Plan Administrator with respect to benefits under the Plan and with the Insurer with respect to benefits under the policy. The Plan Administrator shall, upon written request of a claimant, make available copies of any claim forms or instructions provided by the Insurer or advise the Claimant where copies of such forms or instructions may be obtained.

      (b)   Denial of Claim

            A Claim for Benefits under the Plan shall be denied if the Association determines that the claimant is not entitled to receive benefits under the Plan. Notice of the denial shall be furnished to the Claimant within a reasonable period of time after receipt of the Claim for Benefits by the Plan Administrator. In the case of benefits which are provided under the policy, the initial decision on the claims shall be made by the Insurer.

      (c)   Content of Notice

            The Plan Administrator shall provide within ninety (90) days to every Claimant who is denied a Claim for Benefits written notice setting forth, in a manner calculated to be understood by the Claimant, the following:

            1.   The specific reason or reasons for the denial;

            2. Specific reference to pertinent Plan provisions on which the denial is based;

            3. A description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

            4. An explanation of the Plan's Claim Review Procedure as set forth below.

      (d)   Review Procedure

      The purpose of the Review Procedure is to provide a method by which a Claimant may have a reasonable opportunity to appeal a denial of a Claim to the Named Fiduciary for a full and fair review. To accomplish that purpose, the Claimant or his duly authorized representative:

            1. May require a review upon written application to the Named Fiduciary;

            2.   May review pertinent Plan documents; and

            3.   May submit issues and comments in writing.

      A Claimant (or his duly authorized representative) shall request a review by filing a written application for review with the Named Fiduciary at any time within sixty (60) days after receipt by the Claimant of written notice of the denial of his claim.

      (e)   Decision of Review

      A decision on review of a denied claim shall be made in the following manner:

            1. The decision on review shall be made by the Named Fiduciary, who may in his discretion hold a hearing on the denied claim. Such decision shall be made promptly, and not later than sixty
                 (60) days after receipt of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred and twenty (120) days after receipt of the request for review.

             2. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and specific references to the pertinent Plan provisions upon which the decision is based.

                                   ARTICLE X
                                   Amendment
                                   ---------

10.01 No beneficiary under the policy shall obtain any vested right to have this agreement continued in force and it may be amended or modified in whole or in part by the Executive and the Association in writing at any time without the consent of said beneficiary.

       IN WITNESS WHEREOF, the parties hereto have set their hands and seals this 22nd day of January, 1992.


                                  /s/ John W. Bullard
                                 ------------------------------------------
                                 John W. Bullard, Executive


                                 RICHMOND FEDERAL SAVINGS BANK


                                 By:  /s/ R. Larry Campbell
                                     --------------------------------------
                                     President



ATTEST:


 /s/ J. Martin Page
---------------------------------
Secretary



WITNESS:

 /s/ Karen M. Rickett
---------------------------------

 /s/ Angela U. Ammons
---------------------------------